Exhibit 99.1

Press Release

Global Resource Corporation Issues Letter to Shareholders

Source:  Global Resource Corp. - Monday, July 13, 2009, 8:30 am EDT

Global Resource Corp. (Pinksheets:GBRC - News), a developer of a patent-pending microwave technology and machinery for extracting oil and gas, today has issued the following letter to all shareholders from their new CEO Peter Worthington.

To All Shareholders:

I wanted to immediately communicate with shareholders and update them on the company's progress and outlook. This is intended to be the first of regular communications to you, our shareholders.

Corporate Governance:

As recently announced, we have made some changes to governance. The first step was to separate the Chairman and CEO roles designed to enhance the level of Board supervision of the company's executive team. Further announcements in this area can be expected.

The Board is committed to implementing -- and delivering -- first class governance across the company and at all levels. As part of that process, it was determined last week that the CEO should be terminated by the company. On July 6, 2009 I agreed to assume an executive Chairman and CEO role. A new Chairman is to be recruited and appointed, and the Board further strengthened, in the near future. My CV is attached below.

Technology / IP:

The company continues to progress very satisfactorily with its patent applications and enhancements. We believe that the applications will proceed to registration in due course and that the claims made in them are valid, substantive and adequately protected.

Patriot - 1:

Public demonstration:

During May / June, the company publicly demonstrated to prospective customers the Patriot - 1 factory development prototype tire processing system. A video of the demonstration will be made available on the company's website towards the end of July. The company believes that the demonstrations were very successful and a number of discussions are underway with companies interested in associating with Global in the final process of product development. This will involve either building / commissioning a 3 ST / Hour Patriot Unit (approximately 23,500 ST / Year in single unit configuration @ 90% operational uptime) on a fully permitted US site; and/or to build and commission a production line facility to manufacture and assemble multiple orders for the 3 ST / Hour Patriot Units for a large customer(s). The company will keep you advised as discussions progress.

Approach to market

The company is processing various inquiries from prospective US and international customers. Patriot units will be sold, wherever feasible, with accompanying territorial exclusivity related to accessible used waste tire stockpiles and ongoing long-term projected supply. Until the Patriot unit is in line production, sales will be negotiated based on the development prototype unit. The projected economics for installed Patriot units are very attractive for buyers.

Schlumberger / GBRC Joint Development Agreement:

The initial joint venture meetings were held in May 2009. This collaboration is very exciting and both parties are focused in Phase 1 on defining target products and market size. Phase 2 will involve Global designing and developing a prototype unit for the targeted Heavy Oil application(s). Schlumberger is a global technology leader in the oil and gas industry. The company believes that Schlumberger's investment with Global represents a significant vote of confidence in the technology and intellectual property accumulated by Global.

S-1 Registration:

A very significant effort is being undertaken to complete the registration process with the SEC. A further draft of the S-1 Registration will be filed with the SEC imminently. Progress is encouraging and, while it is never easy to predict these matters, the company is hopeful that registration will be achieved within the next 3 months. The SEC must finalize the review of the draft S-1 Registration before it becomes effective. In parallel, it is the company's current intention to extend the expiration date of the warrants associated with shares under that registration until March 31, 2010 -- or if for some unanticipated reason the S-1 Registration is further significantly delayed then to a later date. The company is very appreciative of the patience shown by those affected by the delay in registration. Please be assured that completion of the S-1 Registration is a key priority of the Board and Executive.

Capital Requirements:

The company has engaged an investment banking firm with significant experience in our industry to work with management to determine the capital requirements required to support the final development /commercialization phase of the Patriot unit. In addition, we have taken several cost cutting measures to maximize our available cash for ongoing development work.

Corporate Communications:

As mentioned above, it is the Board's intent to improve the quality and regularity of communications with key stakeholders, and all its shareholders. I look forward to providing our next update in the near future and I want to thank all shareholders for their support.

Mr. Worthington is 56 years old and has been a director of the Company since August 13, 2008. From February 2008 to the present Mr. Worthington has been self-employed as a consultant in the oil and gas industry. From January 2004 through December 2007 Mr. Worthington was Vice President-Global Business Development (Petroleum) for BHP Billiton, plc, a natural resources extraction and development company with worldwide operations in more than 25 countries and employing more than 38,000 persons. From January 2002 through December 2004, Mr. Worthington was Vice President-Algeria Assets (Petroleum) with BHP Billiton. During his career Mr. Worthington also served as a director or officer of various BHP wholly owned subsidiaries. Mr. Worthington graduated from Australian National University in 1975 with a Bachelor of Laws degree and a Bachelor of Economics degree.

This letter contains forward-looking statements regarding Global Resource Corporations' business strategies and future plans and speak to anticipated future actions, results or projections. Such forward-looking statements speak only as of the date hereof, are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve various risks and uncertainties. Global Resource Corporation cautions readers not to place undue reliance on any such statements and that the Company's actual results for future periods could differ materially from those anticipated or projected. Unless otherwise required by applicable law, Global Resource Corporation does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances.

About Global Resource Corp.

Global Resource Corp. (Pinksheets:GBRC - News) is a developer of a patent-pending microwave technology and machinery that extracts oil and petroleum products from shale deposits, tar sands, capped oil wells, bituminous coal and processed materials such as tires and plastics as well as dredged soil from harbors and river bottoms. Its process produces significantly greater yields and lower costs than are available using existing technologies. Because the process takes place in an enclosed environment it is emission-free and an efficient and cost-effective tool for cleaning environmental wastes and toxic materials. For more information see: www.globalresourcecorp.com

Forward-Looking Statements:

This news release contains forward-looking statements regarding Global Resource Corp.'s business strategies and future plans of operations. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements contained in this news release speak only as of the date hereof and Global Resource disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in Global Resource's expectations or future events.

Contact:

Investors:
Alliance Advisors, LLC
Thomas Walsh
212-398-3486